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                                                                  Exhibit 24.1

                   [LETTERHEAD OF DIXON, ODOM & CO., L.L.P.]




                        CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors                  To the Board of Directors
Home Savings, SSB                          Century Bancorp, Inc.
Thomasville, North Carolina                Thomasville, North Carolina


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Dixon, Odom & Co., L.L.P.

High Point, North Carolina
November 4, 1996